CONTACT:                                                                                                     FOR IMMEDIATE RELEASE
John K. Schmidt                                                                                                  MONDAY, OCTOBER 26, 2009
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS THIRD QUARTER 2009 EARNINGS

Third Quarter 2009 Highlights

▪	Net income for the quarter was $3.5 million
▪	Net interest income increased $4.7 million or 16% over third quarter 2008
▪	Net interest margin exceeded 4.00%
▪	Provision for loan losses was $11.9 million compared to $7.1 million in third quarter 2008
▪	Deposit growth was $304.2 million or 12% since year-end 2008
▪	Total loans decreased $37.1 million or 2% since year-end 2008
▪	Galena State Bank acquired The Elizabeth State Bank on July 2, 2009, in a whole bank loss sharing transaction facilitated by the FDIC

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income (in millions)	$3.5	$2.9	$14.2	$13.8
Net income available to common stockholders (in millions)	2.2	3.0	10.4	14.0
Diluted earnings per common share	0.13	0.18	0.64	0.85

Return on average assets	0.22%	0.35%	0.37%	0.56%
Return on average common equity	3.54	5.26	5.81	8.04
Net interest margin	4.06	3.96	3.98	3.92

“Though falling short of our overall expectations, we are pleased to report another profitable quarter. Heartland’s third quarter results reflect very solid core earnings, aided by an exceptional net interest margin of 4.06%. We also continue to benefit from increased mortgage banking revenues, securities gains and our FDIC-assisted acquisition of The Elizabeth State Bank.”
 Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

MORE

Dubuque, Iowa, October 26, 2009—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $3.5 million for the quarter ended September 30, 2009, compared to net income of $2.9 million earned during the third quarter of 2008.  Net income available to common stockholders was $2.2 million, or $0.13 per diluted common share, for the quarter ended September 30, 2009, compared to $3.0 million, or $0.18 per diluted common share, earned during the third quarter of 2008. Return on average common equity was 3.54 percent and return on average assets was 0.22 percent for the third quarter of 2009, compared to 5.26 percent and 0.35 percent, respectively, for the same quarter in 2008.

Net income recorded for the first nine months of 2009 was $14.2 million, compared to $13.8 million recorded during the first nine months of 2008. Net income available to common stockholders was $10.4 million, or $0.64 per diluted common share, for the nine months ended September 30, 2009, compared to $14.0 million, or $0.85 per diluted common share, earned during the first nine months of 2008. Return on average common equity was 5.81 percent and return on average assets was 0.37 percent for the first nine months of 2009, compared to 8.04 percent and 0.56 percent, respectively, for the same period in 2008.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer said, “Though falling short of our overall expectations, we are pleased to report another profitable quarter. Heartland’s third quarter results reflect very solid core earnings, aided by an exceptional net interest margin of 4.06%. We also continue to benefit from increased mortgage banking revenues, securities gains and our FDIC-assisted acquisition of The Elizabeth State Bank.”

Earnings for the quarter and nine months ended September 30, 2009, were positively affected by increased net interest income, loan servicing income, securities gains and gains on sale of loans. The growth in these areas was partially offset by an increase in the loan loss provision, which was $11.9 million during the third quarter of 2009 compared to $7.1 million during the third quarter of 2008. For the nine-month comparative period, the loan loss provision was $28.6 million during 2009 compared to $14.2 million during 2008. Also negatively affecting earnings during the third quarter and first nine months of 2009 were increased FDIC assessments and expenses associated with other real estate owned.

The Elizabeth State Bank Acquisition

On July 2, 2009, Heartland acquired all deposits of The Elizabeth State Bank in Elizabeth, Illinois through its subsidiary Galena State Bank based in Galena, Illinois in a whole bank loss sharing transaction facilitated by the FDIC. Bank branches previously owned and operated by The Elizabeth State Bank reopened on Monday, July 6, 2009, as Galena State Bank branches. As of July 2, 2009, The Elizabeth State Bank had loans of $42.7 million and deposits of $49.3 million. Galena State Bank paid a premium of 1.0 percent to acquire all of the deposits of the failed bank. In addition to assuming all of the deposits of the failed bank, Galena State Bank agreed to purchase $52.3 million of assets. The FDIC retained the remaining assets for later disposition.

The loans and other real estate owned are covered by two loss share agreements between the FDIC and Galena State Bank, which affords Galena State Bank significant loss protection. Under the loss share agreements, the FDIC will cover 80 percent of the covered loan and other real estate owned losses (referred to as covered assets) up to $10 million and 95 percent of losses in excess of that amount. The term for loss sharing on non-residential real estate losses is five years with respect to losses and and eight years with respect to recoveries, while the term for loss-sharing on residential real estate loans is ten years with respect to losses and recoveries. The reimbursable losses from the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction. New loans made after that date are not covered by the loss share agreements.

Galena State Bank received a $2.5 million discount on the assets acquired and paid a 1 percent deposit premium. The expected reimbursements under the loss sharing agreements were recorded as an indemnification asset at the estimated fair value of $4.4 million at the acquisition date. The estimated fair value of the loans acquired was $37.8 million and the deposits assumed was $49.5 million. In addition, a core deposit intangible was recorded of $200 thousand. An acquisition gain totaling $998,000 resulted from the acquisition and is included as a component of noninterest income on the statement of income. The amount of the gain is equal to the amount by which the fair value of the liabilities assumed exceeded the fair value of the assets purchased.

Commenting on the acquisition, Fuller said, “The Elizabeth State Bank is precisely the type of growth opportunity we have been seeking. The acquisition strengthens our Galena State Bank subsidiary through increased market share and provides more convenience for current customers.”

Net Interest Margin Improves; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 4.06 percent during the third quarter of 2009 compared to 3.96 percent during the third quarter of 2008. For the nine-month periods ended September 30, net interest margin, expressed as a percentage of average earning assets, was 3.98 percent during 2009 and 3.92 percent during 2008.

Fuller commented, “Heartland’s net interest margin expanded measurably in the third quarter, primarily due to disciplined pricing and lower-trending interest rates.  Growing by 14 basis points, margin is now at 4.06% and continues to be a bright spot in the Company’s performance.”

Net interest income on a tax-equivalent basis totaled $35.8 million during the third quarter of 2009, an increase of $4.9 million or 16 percent from the $30.9 million recorded during the third quarter of 2008. For the nine-month period during 2009, net interest income on a tax-equivalent basis was $101.4 million, an increase of $12.0 million or 13 percent from the $89.4 million recorded during the first nine months of 2008. These increases occurred as Heartland’s interest bearing liabilities repriced downward more quickly than its interest bearing assets. Also contributing to these increases was the $396.4 million or 13 percent growth in average earning assets during the third quarter of 2009 compared to the same quarter in 2008 and the $364.8 million or 12 percent growth in average earning assets during the first nine months of 2009 compared to the same nine months of 2008.

On a tax-equivalent basis, interest income in the third quarter of 2009 totaled $53.1 million compared to $52.0 million in the third quarter of 2008, an increase of $1.1 million or 2 percent. For the first nine months of 2009, interest income on a tax-equivalent basis remained consistent at $155.4 million compared to $155.3 million for the same period in 2008. Nearly half of Heartland’s commercial and agricultural loan portfolios consist of floating rate loans that reprice immediately upon a change in the national prime interest rate, thus changes in the national prime rate impact interest income more quickly than if there were more fixed rate loans. The national prime interest rate was 3.25 percent for the first nine months of 2009. During the first nine months of 2008, the national prime interest rate decreased from 7.25 percent on January 1, 2008, to 5.00 percent at September 30, 2008. A large portion of Heartland’s floating rate loans that reprice immediately with a change in national prime have interest rate floors that are currently in effect. Additionally, Heartland had two $50.0 million derivative transactions on the loan portfolio that were at their floor interest rates. One of these derivative transactions matured on April 4, 2009.

Interest expense for the third quarter of 2009 was $17.3 million compared to $21.1 million in the third quarter of 2008, a decrease of $3.8 million or 18 percent. On a nine-month comparative basis, interest expense decreased $11.9 million or 18 percent. Interest rates paid on Heartland’s deposits and borrowings were significantly lower during the first nine months of 2009 compared to the first nine months of 2008. Approximately 40 percent of Heartland’s certificate of deposit accounts will mature within the next six months at a weighted average rate of 2.23 percent.

Noninterest Income Increases; Noninterest Expense Grows

Noninterest income was $11.9 million during the third quarter of 2009 compared to $7.9 million during the third quarter of 2008, an increase of $4.0 million or 51 percent. Included in noninterest income during the third quarter of 2009 was the $998,000 gain on The Elizabeth State Bank acquisition. Included in the third quarter 2008 noninterest income was a $5.2 million gain on the sale of Heartland’s merchant bankcard processing services and a $4.6 million impairment loss recorded on Heartland’s investment in perpetual preferred securities issued by Fannie Mae. For the first nine months of 2009, noninterest income was $39.3 million compared to $24.7 million during the first nine months of 2008, an increase of $14.7 million or 59 percent. The categories experiencing the largest increases for both comparative periods were loan servicing income, securities gains and gains on sale of loans. Loan servicing income increased $662,000 or 61 percent for the quarter and $4.3 million or 119 percent for the nine-month periods under comparison due to an increase in the number of residential real estate loans that Heartland services. The portfolio of mortgage loans serviced for others by Heartland totaled $1.08 billion at September 30, 2009, compared to $703.3 million at September 30, 2008. Securities gains totaled $1.3 million during the third quarter of 2009 compared to $5,000 during the third quarter of 2008. For the nine-month comparative period, securities gains totaled $6.5 million during 2009 compared to $1.0 million during 2008. Securities designed to outperform in a declining rate environment were sold during the first nine months of 2009 and replaced with securities that are expected to outperform as rates rise. Gains on sale of loans totaled $877,000 during the third quarter of 2009 compared to $295,000 during the third quarter of 2008. For the first nine months of 2009, gains on sale of loans totaled $4.9 million compared to $1.3 million for the first nine months of 2008. As long-term mortgage loan rates fell below 5.00 percent during the first half of 2009, refinancing activity significantly increased on 15- and 30-year, fixed-rate mortgage loans. Heartland normally elects to sell these types of loans into the secondary market and retains the servicing on these loans.

Fuller stated, “Noninterest income continues to help offset higher provision expense. Residential loan refinance activity has slowed from the first two quarters this year, but continues to out-pace last year. Also contributing to the increase in noninterest income is loan servicing income, securities gains and the gain on our acquisition of The Elizabeth State Bank.”

For the third quarter of 2009, noninterest expense totaled $30.3 million, an increase of $3.6 million or 13 percent from the same period in 2008. This increase was primarily attributable to higher FDIC assessments, which totaled $1.4 million during the third quarter of 2009 compared to $384,000 during the third quarter of 2008, and net losses on repossessed assets, which totaled $3.7 million during the third quarter of 2009 compared to $327,000 during the third quarter of 2008. For the nine-month period ended September 30, 2009, noninterest expense totaled $89.1 million, an increase of $11.0 million or 14 percent when compared to the same nine-month period in 2008. The noninterest expense categories to experience a significant increase during the nine-month periods under comparison were FDIC assessments, which were $5.3 million during the first nine months of 2009 compared to $955,000 during the first nine months of 2008, and net losses on repossessed assets, which were $6.8 million during the first nine months of 2009 compared to $517,000 during the first nine months of 2008. Salaries and employee benefits, increased $1.6 million or 4 percent during the nine-month comparative period, primarily due to the opening of Minnesota Bank & Trust in April 2008 and additional staffing at Summit Bank & Trust and New Mexico Bank & Trust to grow its customer base, at Heartland’s operations center to provide support services to the bank subsidiaries and at Galena State Bank as a result of The Elizabeth State Bank acquisition. Total full-time equivalent employees averaged 1,029 during the first nine months of 2009, compared to 1,002 during the first nine months of 2008.

Heartland’s effective tax rate was 27.61 percent for the first nine months of 2009 compared to 26.97 percent for the first nine months of 2008. Heartland’s effective tax rate during the first nine months of 2009 did not include any federal rehabilitation tax credits, whereas Heartland’s effective tax rate during the first nine months of 2008 included $247,000 in federal rehabilitation tax credits associated with Dubuque Bank and Trust Company’s ownership interests in limited liability companies that own certified historic structures. Heartland’s effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 31.38 percent during the first nine months of 2009 compared to 28.44 percent during the first nine months of 2008. The tax-equivalent adjustment for this tax-exempt interest income was $3.3 million during the first nine months of 2009 compared to $2.9 million during the same nine months in 2008.

Loan Demand Slows; Growth in Deposits Continues

At September 30, 2009, total assets had increased $249.3 million or 9 percent annualized since year-end 2008. Total loans and leases, exclusive of those covered by the FDIC loss share agreements, were $2.37 billion at September 30, 2009, compared to $2.41 billion at year-end 2008, a decrease of $37.1 million or 2 percent annualized. The only loan category to experience growth during the first nine months of 2009 was agricultural and agricultural real estate loans. Nearly all of this growth occurred at Dubuque Bank and Trust Company. Total loans and leases decreased $7.2 million during the third quarter of 2009 compared to an increase of $18.6 million during the second quarter of 2009 and a decrease of $48.6 million during the first quarter of 2009.

Total deposits grew to $2.94 billion at September 30, 2009, an increase of $304.2 million or 15 percent annualized since year-end 2008. The Elizabeth State Bank acquisition accounted for $49.5 million of this growth. With the exception of First Community Bank, Wisconsin Community Bank and Rocky Mountain Bank, all Heartland banks experienced a significant increase in deposits. This growth was weighted more heavily in Heartland’s Western markets, which were responsible for nearly 55 percent of the growth. Demand deposits increased $68.6 million or 24 percent annualized since year-end 2008 with $6.9 million coming from The Elizabeth State Bank acquisition. Savings deposit balances experienced an increase of $257.7 million or 30 percent annualized since year-end 2008 with $21.0 million coming from The Elizabeth State Bank acquisition. Time deposits, exclusive of brokered deposits, experienced a decrease of $14.1 million or 2 percent annualized since year-end 2008 despite the $21.6 million assumed in The Elizabeth State Bank acquisition. At September 30, 2009, brokered time deposits totaled $43.5 million or 1 percent of total deposits compared to $51.5 million or 2 percent of total deposits at year-end 2008. Deposit growth, exclusive of The Elizabeth State Bank acquisition, was $67.4 million during the third quarter of 2009 compared to $38.8 million during the second quarter of 2009 and $148.5 million during the first quarter of 2009.

“I am extremely pleased with our continued success in executing our strategic initiative to focus on non-maturity core deposit growth versus higher-cost certificates of deposit.  Going forward, we will develop and execute strategies that reward our certificate customers based on their overall banking relationship,” commented Fuller.

Nonperforming Assets Increase

The allowance for loan and lease losses at September 30, 2009, was 1.78 percent of loans and leases and 50.31 percent of nonperforming loans, compared to 1.57 percent of loans and leases and 52.32 percent of nonperforming loans at June 30, 2009 and 1.48 percent of loans and leases and 45.73 percent of nonperforming loans at December 31, 2008. The first nine months of 2009 provision for loan losses was $28.6 million compared to $14.2 million for the first nine months of 2008. Additions to the allowance for loan and lease losses during the first nine months of 2009 were driven by a variety of factors including deterioration of economic conditions, downgrades in internal risk ratings, reductions in appraised values and higher levels of charge-offs, primarily in Heartland’s Western markets of Arizona, Montana and Colorado.

Nonperforming loans, exclusive of those covered under the loss sharing agreements, were $84.0 million or 3.55 percent of total loans and leases at September 30, 2009, compared to $71.1 million or 3.00 percent of total loans and leases at June 30, 2009, and $78.0 million or 3.24 percent of total loans and leases at December 31, 2008. Approximately 65 percent, or $55.0 million, of Heartland’s nonperforming loans are to 19 borrowers, with $14.7 million originated by Arizona Bank & Trust, $11.7 million originated by Rocky Mountain Bank, $9.1 million originated by Summit Bank & Trust, $7.3 million originated by Wisconsin Community Bank, $6.5 million originated by New Mexico Bank & Trust, $3.3 million originated by Riverside Community Bank and $2.4 million originated by Dubuque Bank and Trust. The portion of Heartland’s nonperforming loans covered by government guarantees was $3.8 million at September 30, 2009.

Other real estate owned, exclusive of assets covered under the loss sharing agreements, was $32.6 million at September 30, 2009, compared to $29.3 million at June 30, 2009, and $11.8 million at December 31, 2008. The majority of the increase during 2009 occurred during the first quarter with $12.0 million attributable to a residential lot development loan originated at Rocky Mountain Bank. Liquidation strategies have been identified for all the assets held in other real estate owned. Management plans to market these properties under an orderly liquidation process instead of under a quick liquidation process which would most likely result in discounts greater than the projected carrying costs.

Net charge-offs during the first nine months of 2009 were $22.0 million compared to $12.4 million during the first nine months of 2008. A large portion of the net charge-offs was related to commercial real estate development loans and residential lot loans, primarily in the Phoenix, Arizona market.

“With nonperforming assets rising by $15 million during the quarter, the reduction of nonperforming assets clearly continues as our number one priority. As with others in our industry, we remain dependent on the direction of the economies in the markets we serve,” Fuller said.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial   877-941-6010 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available until January 26, 2010, by dialing 800-406-7325, pass code 4172485, or by logging onto www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $3.9 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. Heartland currently has 63 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

MORE

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Interest Income
Interest and fees on loans and leases	$38,790	$40,990	$116,696	$124,444
Interest on securities and other:
Taxable	10,809	8,228	29,269	22,728
Nontaxable	2,231	1,670	6,139	4,996
Interest on federal funds sold	-	85	1	267
Interest on deposits in other financial institutions	17	3	18	10
Total Interest Income	51,847	50,976	152,123	152,445
Interest Expense
Interest on deposits	13,046	15,622	40,744	48,375
Interest on short-term borrowings	154	776	539	4,049
Interest on other borrowings	4,065	4,692	12,803	13,562
Total Interest Expense	17,265	21,090	54,086	65,986
Net Interest Income	34,582	29,886	98,037	86,459
Provision for loan and lease losses	11,896	7,083	28,602	14,213
Net Interest Income After Provision for Loan and Lease Losses	22,686	22,803	69,435	72,246
Noninterest Income
Service charges and fees	3,288	3,125	9,284	8,620
Loan servicing income	1,756	1,094	7,853	3,585
Trust fees	1,949	2,070	5,617	6,159
Brokerage and insurance commissions	824	942	2,420	2,717
Securities gains, net	1,291	5	6,462	1,015
Gain (loss) on trading account securities	210	(33)	272	(467)
Impairment loss on securities	-	(4,688)	-	(4,804)
Gains on sale of loans	877	295	4,916	1,279
Income (loss) on bank owned life insurance	297	(247)	640	596
Gain on acquisition	998	-	998	-
Gain on sale of merchant bankcard processing services	-	5,200	-	5,200
Other noninterest income	418	117	872	772
Total Noninterest Income	11,908	7,880	39,334	24,672
Noninterest Expense
Salaries and employee benefits	14,661	15,000	46,046	44,459
Occupancy	2,221	2,262	6,772	6,799
Furniture and equipment	1,594	1,662	4,936	5,201
Professional fees	2,706	2,712	7,027	7,299
FDIC assessments	1,393	384	5,258	955
Advertising	740	1,012	2,272	2,853
Other intangibles amortization	199	236	668	708
Net loss on repossessed assets	3,680	327	6,832	517
Other noninterest expenses	3,129	3,142	9,275	9,290
Total Noninterest Expense	30,323	26,737	89,086	78,081
Income Before Income Taxes	4,271	3,946	19,683	18,837
Income taxes	803	1,018	5,434	5,081
Net Income	$3,468	$2,928	$14,249	$13,756
Net income attributable to noncontrolling interest, net of tax	44	77	147	219
Net Income Attributable to Heartland	3,512	3,005	14,396	13,975
Preferred dividends and discount	(1,336)	-	(4,008)	-
Net Income Available to Common Stockholders	$2,176	$3,005	$10,388	$13,975

Earnings per common share-diluted	$0.13	$0.18	$0.64	$0.85
Weighted average shares outstanding-diluted	16,340,092	16,355,393	16,320,205	16,392,321

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Interest Income
Interest and fees on loans and leases	$38,790	$38,423	$39,483	$39,905	$40,990
Interest on securities and other:
Taxable	10,809	10,039	8,421	8,503	8,228
Nontaxable	2,231	2,025	1,883	1,692	1,670
Interest on federal funds sold	-	-	1	32	85
Interest on deposits in other financial institutions	17	-	1	8	3
Total Interest Income	51,847	50,487	49,789	50,140	50,976
Interest Expense
Interest on deposits	13,046	13,576	14,122	15,729	15,622
Interest on short-term borrowings	154	173	212	522	776
Interest on other borrowings	4,065	4,360	4,378	4,662	4,692
Total Interest Expense	17,265	18,109	18,712	20,913	21,090
Net Interest Income	34,582	32,378	31,077	29,227	29,886
Provision for loan and lease losses	11,896	10,041	6,665	15,106	7,083
Net Interest Income After Provision for Loan and Lease Losses	22,686	22,337	24,412	14,121	22,803
Noninterest Income
Service charges and fees	3,288	3,109	2,887	3,034	3,125
Loan servicing income	1,756	3,311	2,786	1,015	1,094
Trust fees	1,949	1,971	1,697	1,747	2,070
Brokerage and insurance commissions	824	715	881	1,002	942
Securities gains, net	1,291	2,206	2,965	510	5
Gain (loss) on trading account securities	210	348	(286)	(531)	(33)
Impairment loss on securities	-	-	-	(347)	(4,688)
Gains on sale of loans	877	2,231	1,808	331	295
Income (loss) on bank owned life insurance	297	213	130	(1,780)	(247)
Gain on acquisition	998	-	-	-	-
Gain on sale of merchant bankcard processing services	-	-	-	-	5,200
Other noninterest income	418	560	(106)	543	117
Total Noninterest Income	11,908	14,664	12,762	5,524	7,880
Noninterest Expense
Salaries and employee benefits	14,661	14,952	16,433	12,293	15,000
Occupancy	2,221	2,176	2,375	2,220	2,262
Furniture and equipment	1,594	1,695	1,647	1,767	1,662
Professional fees	2,706	2,151	2,170	2,577	2,712
FDIC assessments	1,393	2,818	1,047	491	384
Advertising	740	949	583	909	1,012
Other intangibles amortization	199	234	235	235	236
Net loss on repossessed assets	3,680	2,532	620	310	327
Other noninterest expenses	3,129	2,970	3,176	3,356	3,142
Total Noninterest Expense	30,323	30,477	28,286	24,158	26,737
Income (Loss) Before Income Taxes	4,271	6,524	8,888	(4,513)	3,946
Income taxes	803	1,812	2,819	(1,769)	1,018
Net Income (Loss)	$3,468	$4,712	$6,069	$(2,744)	$2,928
Net income available to noncontrolling interest, net of tax	44	44	59	61	77
Net Income (Loss) Attributable to Heartland	$3,512	$4,756	$6,128	$(2,683)	$3,005
Preferred dividends and discount	(1,336)	(1,336)	(1,336)	(178)	-
Net Income (Loss) Available to Common Stockholders	$2,176	$3,420	$4,792	$(2,861)	$3,005

Earnings (loss) per common share-diluted	$0.13	$0.21	$0.29	$(0.18)	$0.18
Weighted average shares outstanding-diluted	16,340,092	16,323,724	16,296,839	16,324,106	16,355,393

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Assets
Cash and cash equivalents	$82,508	$39,961	$87,261	$51,303	$67,074
Securities	1,105,744	1,061,211	1,006,172	903,705	760,143
Loans held for sale	19,923	24,339	18,263	19,695	9,812
Loans and leases:
Held to maturity	2,367,871	2,375,027	2,356,391	2,405,001	2,364,259
Loans covered by loss share agreements	36,175	-	-	-	-
Allowance for loan and lease losses	(42,260)	(37,234)	(37,277)	(35,651)	(34,845)
Loans and leases, net	2,361,786	2,337,793	2,319,114	2,369,350	2,329,414
Premises, furniture and equipment, net	117,140	117,914	119,569	120,500	120,225
Goodwill	40,207	40,207	40,207	40,207	40,207
Other intangible assets, net	12,101	11,591	9,606	8,079	8,332
Cash surrender value on life insurance	55,141	54,817	54,581	54,431	55,684
Other real estate, net	33,342	29,311	29,317	11,750	9,387
FDIC indemnification asset	4,393	-	-	-	-
Other assets	47,328	49,587	46,010	51,248	45,704
Total Assets	$3,879,613	$3,766,731	$3,730,100	$3,630,268	$3,445,982

Liabilities and Equity
Liabilities
Deposits:
Demand	$451,645	$436,985	$409,921	$383,061	$373,193
Savings	1,386,059	1,259,861	1,185,756	1,128,312	1,042,364
Brokered time deposits	43,473	45,322	44,631	51,474	81,895
Other time deposits	1,063,237	1,085,335	1,148,413	1,077,385	1,070,455
Total deposits	2,944,414	2,827,503	2,788,721	2,640,232	2,567,907
Short-term borrowings	111,346	132,301	117,766	210,184	176,543
Other borrowings	457,444	457,508	477,640	437,833	440,146
Accrued expenses and other liabilities	38,044	31,459	30,496	33,396	32,993
Total Liabilities	3,551,248	3,448,771	3,414,623	3,321,645	3,217,589

Equity
Preferred equity	76,909	76,594	76,279	75,578	-
Common equity	248,583	238,449	236,237	230,025	225,312
Total Heartland Stockholders’ Equity	325,492	315,043	312,516	305,603	225,312
Noncontrolling interest	2,873	2,917	2,961	3,020	3,081
Total Equity	328,365	317,960	315,477	308,623	228,393
Total Liabilities and Equity	$3,879,613	$3,766,731	$3,730,100	$3,630,268	$3,445,982

Common Share Data
Book value per common share	$15.23	$14.62	$14.50	$14.13	$13.86
FAS 115 effect on book value per common share	$0.62	$(0.02)	$.10	$(0.13)	$(0.28)
Common shares outstanding, net of treasury stock	16,321,953	16,310,825	16,294,828	16,274,490	16,252,891

Tangible Capital Ratio(1)	5.35%	5.24%	5.23%	5.19%	5.33%

(1) Total common stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Nine Months Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008

Average Balances
Assets	$ 3,853,658	$ 3,399,199	$ 3,758,622	$ 3,341,205
Loans and leases, net of unearned	2,430,161	2,339,539	2,412,778	2,303,522
Deposits	2,912,325	2,499,988	2,792,322	2,411,862
Earning assets	3,496,607	3,100,208	3,408,798	3,043,976
Interest bearing liabilities	3,041,502	2,750,004	2,981,723	2,700,151
Common stockholders’ equity	243,542	227,111	239,206	232,087
Total stockholder’s equity	323,040	227,111	318,361	232,087
Tangible common stockholders’ equity	200,370	183,012	195,806	185,764

Earnings Performance Ratios
Annualized return on average assets	0.22%	0.35%	0.37%	0.56%
Annualized return on average common equity	3.54%	5.26%	5.81%	8.04%
Annualized return on average common tangible equity	4.31%	6.65%	7.09%	10.05%
Annualized net interest margin(1)	4.06%	3.96%	3.98%	3.92%
Efficiency ratio(2)	65.55%	68.79%	66.37%	68.90%

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

	For the Quarters Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008		9/30/2008

Average Balances
Assets	$3,853,658	$3,763,003	$3,659,204	$3,492,105		$3,399,199
Loans and leases, net of unearned	2,430,161	2,384,568	2,423,605	2,396,816		2,339,539
Deposits	2,912,325	2,790,322	2,674,320	2,587,372		2,499,988
Earning assets	3,496,607	3,420,233	3,309,556	3,177,472		3,100,208
Interest bearing liabilities	3,041,502	2,984,903	2,918,763	2,837,795		2,750,004
Common stockholders’ equity	243,542	238,878	235,200	222,509		227,111
Total stockholders’ equity	323,040	318,077	313,968	233,824		227,111
Tangible common stockholders’ equity	200,370	195,483	191,577	178,645		183,012

Earnings Performance Ratios
Annualized return on average assets	0.22%	0.36%	0.53%	(0.33	) %	0.35%
Annualized return on average common equity	3.54%	5.74%	8.26%	(5.12)%		5.26%
Annualized return on average common tangible equity	4.31%	7.02%	10.14%	(6.48)%		6.65%
Annualized net interest margin(1)	4.06%	3.92%	3.94%	3.79%		3.96%
Efficiency ratio(2)	65.55%	66.40%	67.48%	68.37%		68.79%

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For	As of and For
	The Quarter	The Quarter	The Quarter	The Quarter	The Quarter
	Ended	Ended	Ended	Ended	Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,694,589	$1,701,933	$1,673,882	$1,718,071	$1,672,372
Residential mortgage	184,292	187,016	190,179	203,921	219,662
Agricultural and agricultural real estate	257,738	255,340	259,320	247,664	245,355
Consumer	233,259	231,986	232,507	234,061	224,474
Direct financing leases, net	2,882	3,615	4,989	5,829	6,689
Unearned discount and deferred loan fees	(4,889)	(4,863)	(4,486)	(4,545)	(4,293)
Total loans and leases held to maturity	$2,367,871	$2,375,027	$2,356,391	$2,405,001	$2,364,259
Loans covered under loss share agreements:
Commercial and commercial real estate	$13,993	$-	$-	$-	$-
Residential mortgage	12,338	-	-	-	-
Agricultural and agricultural real estate	5,934	-	-	-	-
Consumer	3,910	-	-	-	-
Total loans and leases covered under loss share agreements	$36,175	$-	$-	$-	$-

Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$78,940	$71,116	$67,140	$76,953	$43,523
Loans and leases past due ninety days or more as to interest or principal payments	5,063	54	-	1,005	347
Other real estate owned	32,643	29,311	29,317	11,750	9,387
Other repossessed assets	565	1,477	1,501	1,484	520
Total nonperforming assets not covered under loss share agreements	$117,211	$101,958	$97,958	$91,192	$53,777
Covered under loss share agreements:
Nonaccrual loans	$4,102	-	$-	$-	$-
Loans and leases past due ninety days or more as to interest or principal payments	-	-	-	-	-
Other real estate owned	599	-	-	-	-
Other repossessed assets	-	-	-	-	-
Total nonperforming assets covered under loss share agreements	$4,701	$-	$-	$-	$-

Allowance for Loan and Lease Losses
Balance, beginning of period	$37,234	$37,277	$35,651	$34,845	$34,931
Provision for loan and lease losses	11,896	10,041	6,665	15,106	7,083
Loans charged off	(7,465)	(10,406)	(5,635)	(14,412)	(7,459)
Recoveries	595	322	596	112	290
Balance, end of period	$42,260	$37,234	$37,277	$35,651	$34,845

Asset Quality Ratios Excluding Assets Covered Under Loss share Agreements
Ratio of nonperforming loans and leases to total loans and leases	3.55%	3.00%	2.85%	3.24%	1.86%
Ratio of nonperforming assets to total assets	3.02%	2.71%	2.63%	2.51%	1.56%
Annualized ratio of net loan charge-offs to average loans and leases	1.12%	1.70%	0.84%	2.37%	1.22%
Allowance for loan and lease losses as a percent of loans and leases	1.78%	1.57%	1.58%	1.48%	1.47%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	50.31%	52.32%	55.52%	45.73%	79.43%

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	9/30/2009			9/30/2008
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$904,721	$10,810	4.74%	$622,376	$8,228	5,26%
Nontaxable(1)	194,621	3,246	6.62%	153,996	2,441	6.31%
Total securities	1,099,342	14,056	5.07%	776,372	10,669	5.47%
Interest bearing deposits	4,845	15	1.23%	654	3	1.82%
Federal funds sold	179	-	0.00%	18,419	85	1.84%
Loans and leases:
Commercial and commercial real estate(1)	1,716,855	25,399	5.87%	1,651,002	26,910	6.48%
Residential mortgage	213,799	3,056	5.67%	223,267	3,570	6.36%
Agricultural and agricultural real estate(1)	262,241	4,231	6.40%	241,541	4,191	6.90%
Consumer	233,905	5,134	8.71%	216,651	5,081	9.33%
Direct financing leases, net	3,361	48	5.67%	7,078	105	5.90%
Fees on loans	-	1,128	-	-	1,356	-
Less: allowance for loan and lease losses	(37,920)	-	-	(34,776)	-	-
Net loans and leases	2,392,241	38,996	6.47%	2,304,763	41,213	7.11%
Total earning assets	3,496,607	53,067	6.02%	3,100,208	51,970	6.67%
Nonearning Assets	357,051			298,991
Total Assets	$3,853,658	$53,067		$3,399,199	$51,970
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,329,415	$4,690	1.40%	$981,108	$4,777	1.94%
Time, $100,000 and over	366,573	2,655	2.87%	374,170	3,527	3.75%
Other time deposits	760,816	5,701	2.97%	759,999	7,318	3.83%
Short-term borrowings	125,863	154	0.49%	184,800	776	1.67%
Other borrowings	458,835	4,065	3.51%	449,927	4,692	4.15%
Total interest bearing liabilities	3,041,502	17,265	2.25%	2,750,004	21,090	3.05%
Noninterest Bearing Liabilities
Noninterest bearing deposits	455,521			384,711
Accrued interest and other liabilities	33,595			37,373
Total noninterest bearing liabilities	489,116			422,084
Stockholders’ Equity	323,040			227,111
Total Liabilities and Stockholders’ Equity	$3,853,658	$17,265		$3,399,199	$21,090
Net interest income(1)		$35,802			$30,880
Net interest spread(1)			3.77%			3.62%
Net interest income to total earning assets(1)			4.06%			3.96%
Interest bearing liabilities to earning assets	86.98%			88.70%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Nine Months Ended
	9/30/2009			9/30/2008
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$852,192	$29,269	4.59%	$607,082	$22,728	5.00%
Nontaxable(1)	177,734	8,845	6.65%	150,803	7,330	6.49%
Total securities	1,029,926	38,114	4.95%	757,885	30,058	5.30%
Interest bearing deposits	2,402	18	1.00%	494	10	2.70%
Federal funds sold	368	1	0.36%	15,579	267	2.29%
Loans and leases:
Commercial and commercial real estate(1)	1,695,755	76,633	6.04%	1,629,584	82,133	6.73%
Residential mortgage	222,577	9,730	5.84%	222,359	10,779	6.48%
Agricultural and agricultural real estate(1)	258,528	12,547	6.49%	236,537	12,855	7.26%
Consumer	231,510	15,145	8.75%	207,116	14,909	9.62%
Direct financing leases, net	4,408	176	5.34%	7,926	353	5.95%
Fees on loans	-	3,085	-	-	3,966	-
Less: allowance for loan and lease losses	(36,676)	-	-	(33,504)	-	-
Net loans and leases	2,376,102	117,316	6.60%	2,270,018	124,995	7.36%
Total earning assets	3,408,798	155,449	6.10%	3,043,976	155,330	6.82%
Nonearning Assets	349,824			297,229
Total Assets	$3,758,622	$155,449		$3,341,205	$155,330
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,219,645	$13,782	1.51%	$895,057	$12,575	1.88%
Time, $100,000 and over	383,783	8,858	3.09%	326,038	10,091	4.13%
Other time deposits	764,558	18,104	3.17%	821,894	25,709	4.18%
Short-term borrowings	146,430	539	0.49%	246,735	4,049	2.19%
Other borrowings	467,307	12,803	3.66%	410,427	13,562	4.41%
Total interest bearing liabilities	2,981,723	54,086	2.43%	2,700,151	65,986	3.26%
Noninterest Bearing Liabilities
Noninterest bearing deposits	424,336			368,873
Accrued interest and other liabilities	34,202			40,094
Total noninterest bearing liabilities	458,538			408,967
Stockholders’ Equity	318,361			232,087
Total Liabilities and Stockholders’ Equity	$3,758,622	$54,086		$3,341,205	$65,986
Net interest income(1)		$101,363			$89,344
Net interest spread(1)			3.67%			3.55%
Net interest income to total earning assets(1)			3.98%			3.92%
Interest bearing liabilities to earning assets	87.47%			88.70%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and	As of and	As of and	As of and	As of and
	For the	For the	For the	For the	For the
	Qtr. Ended	Qtr. Ended	Qtr. Ended	Qtr. Ended	Qtr. Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Total Assets
Dubuque Bank and Trust Company	$1,104,217	$1,097,161	$1,107,204	$1,041,247	$1,021,965
New Mexico Bank & Trust	785,146	791,019	762,980	773,726	741,438
Rocky Mountain Bank	468,695	470,220	481,577	476,762	461,356
Wisconsin Community Bank	433,900	434,362	427,734	429,707	403,252
Galena State Bank & Trust Co.	288,501	231,655	228,711	222,886	229,959
Riverside Community Bank	277,639	270,354	254,965	244,613	244,500
Arizona Bank & Trust	268,600	251,562	227,840	219,830	218,730
First Community Bank	121,938	125,069	123,785	123,058	120,606
Summit Bank & Trust	99,724	91,211	78,892	77,638	70,755
Minnesota Bank & Trust	39,283	34,547	30,625	25,695	19,430
Total Deposits
Dubuque Bank and Trust Company	$815,553	$798,927	$806,425	$749,250	$707,646
New Mexico Bank & Trust	563,414	552,650	535,753	507,561	538,453
Rocky Mountain Bank	364,570	364,159	375,708	370,630	344,104
Wisconsin Community Bank	338,328	330,327	336,670	338,025	317,244
Galena State Bank & Trust Co.	244,389	196,035	193,697	185,042	196,007
Riverside Community Bank	226,791	220,097	209,176	197,785	188,280
Arizona Bank & Trust	215,092	198,310	176,393	155,909	162,494
First Community Bank	99,351	99,772	100,441	102,515	100,019
Summit Bank & Trust	89,130	79,991	66,259	60,278	46,411
Minnesota Bank & Trust	24,364	18,477	15,598	10,459	3,898
Net Income (Loss)
Dubuque Bank and Trust Company	$3,863	$4,144	$3,787	$1,962	$4,147
New Mexico Bank & Trust	1,955	1,434	3,257	704	2,936
Rocky Mountain Bank	(463)	204	724	(1,021)	859
Wisconsin Community Bank	1,198	1,464	1,011	(649)	458
Galena State Bank & Trust Co.	962	513	905	239	686
Riverside Community Bank	283	(326)	502	(204)	563
Arizona Bank & Trust	(1,227)	(1,151)	(2,695)	(791)	(1,078)
First Community Bank	101	(209)	316	2	76
Summit Bank & Trust	(1,366)	(1,169)	(432)	(579)	(1,210)
Minnesota Bank & Trust	(221)	(225)	(291)	(304)	(385)
Return on Average Assets
Dubuque Bank and Trust Company	1.40%	1.50%	1.43%	0.77%	1.61%
New Mexico Bank & Trust	0.99	0.73	1.72	0.38	1.64
Rocky Mountain Bank	(0.39)	0.17	0.61	(0.87)	0.75
Wisconsin Community Bank	1.09	1.35	0.95	(0.62)	0.45
Galena State Bank & Trust Co.	1.34	0.90	1.64	0.42	1.20
Riverside Community Bank	0.41	(0.50)	0.82	(0.33)	0.92
Arizona Bank & Trust	(1.86)	(1.88)	(4.94)	(1.44)	(1.93)
First Community Bank	0.32	(0.67)	1.05	0.01	0.25
Summit Bank & Trust	(5.62)	(5.59)	(2.23)	(3.07)	(7.44)
Minnesota Bank & Trust	(2.42)	(2.77)	(4.32)	(5.52)	(8.66)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.98%	3.72%	3.59%	3.60%	3.52%
New Mexico Bank & Trust	4.67	4.38	4.70	4.45	4.59
Rocky Mountain Bank	3.80	3.82	4.17	3.86	4.40
Wisconsin Community Bank	3.76	4.12	3.65	3.38	3.69
Galena State Bank & Trust Co.	3.47	3.59	3.43	3.42	3.33
Riverside Community Bank	3.86	3.38	2.98	3.06	3.30
Arizona Bank & Trust	3.33	3.20	3.88	3.60	3.83
First Community Bank	4.31	3.60	3.53	3.33	3.23
Summit Bank & Trust	2.47	3.17	3.38	3.42	4.04
Minnesota Bank & Trust	3.86	3.94	3.11	2.22	3.03

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of	As of	As of	As of	As of
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$653,579	$669,925	$662,047	$669,856	$666,613
New Mexico Bank & Trust	513,560	499,597	480,147	494,877	472,382
Rocky Mountain Bank	302,494	314,523	312,335	326,086	337,049
Wisconsin Community Bank	289,558	298,817	295,852	291,164	283,677
Galena State Bank & Trust Co.	136,700	130,011	130,791	141,428	142,776
Riverside Community Bank	161,025	159,977	161,304	165,347	162,976
Arizona Bank & Trust	142,387	135,198	138,647	139,723	134,838
First Community Bank	73,722	72,676	74,120	79,261	77,765
Summit Bank & Trust	58,410	60,948	62,157	60,725	55,125
Minnesota Bank & Trust	22,118	19,977	14,796	13,134	7,986
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$10,318	$9,478	$9,333	$9,307	$8,200
New Mexico Bank & Trust	7,641	7,080	6,607	6,847	6,748
Rocky Mountain Bank	6,152	5,743	4,938	4,678	4,983
Wisconsin Community Bank	5,133	4,386	4,345	4,297	4,448
Galena State Bank & Trust Co.	1,897	1,711	1,782	1,962	1,883
Riverside Community Bank	2,475	2,270	2,215	2,293	2,154
Arizona Bank & Trust	4,380	2,520	3,933	2,330	2,246
First Community Bank	1,122	989	1,023	1,110	1,404
Summit Bank & Trust	930	922	1,075	874	898
Minnesota Bank & Trust	276	234	185	164	100
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$7,365	$6,474	$6,180	$7,840	$4,840
New Mexico Bank & Trust	18,693	10,283	10,094	11,426	5,711
Rocky Mountain Bank	17,286	18,570	12,854	17,254	6,367
Wisconsin Community Bank	13,276	12,173	13,075	10,746	10,951
Galena State Bank & Trust Co.	2,045	2,425	3,040	4,625	3,006
Riverside Community Bank	9,493	8,457	6,105	6,410	2,508
Arizona Bank & Trust	5,689	5,806	5,234	8,278	4,972
First Community Bank	3,866	2,893	4,291	5,102	3,251
Summit Bank & Trust	5,528	3,305	5,460	5,486	1,533
Minnesota Bank & Trust	-	-	-	-	-
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.58%	1.41%	1.41%	1.39%	1.23%
New Mexico Bank & Trust	1.49	1.42	1.38	1.38	1.43
Rocky Mountain Bank	2.03	1.83	1.58	1.43	1.48
Wisconsin Community Bank	1.77	1.47	1.47	1.48	1.57
Galena State Bank & Trust Co.	1.39	1.32	1.36	1.39	1.32
Riverside Community Bank	1.54	1.42	1.37	1.39	1.32
Arizona Bank & Trust	3.08	1.86	2.84	1.67	1.67
First Community Bank	1.52	1.36	1.38	1.40	1.81
Summit Bank & Trust	1.59	1.51	1.73	1.44	1.63
Minnesota Bank & Trust	1.25	1.17	1.25	1.25	1.25

###